Exhibit 10.2

Execution Version

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is entered into on October 25, 2026 by and between Amanat Acquisition Corp, a Cayman Islands exempted company (the “Company”), and the subscriber party set forth on the signature page hereto (the “Subscriber”), acting severally and not jointly with any Other Subscriber (as defined below).

Recitals

Whereas, substantially concurrently with the execution of this Subscription Agreement, the Company is entering into a business combination agreement (the “Business Combination Agreement”) with Corxel Pharmaceuticals, Inc., a Delaware corporation (“Corxel”), and Cairo Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into Corxel, with Corxel as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned subsidiary of the Company, on the terms and subject to the conditions therein (the “Merger”);

Prior to the closing of the Merger (and as more fully described in the Business Combination Agreement), the Company will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), and in connection therewith the Company shall change its name to a name reasonably determined by Corxel;

Whereas, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company and the Company desires to issue and sell to Subscriber in consideration of the payment thereto, on the terms and subject to the conditions contained in this Subscription Agreement, following the Domestication and immediately prior to or substantially concurrently with the consummation of the Transactions, (A) that number of shares (the “Subscribed Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), obtained by dividing the Subscriber’s aggregate purchase price of $[●] (the “Purchase Price”) by the Redemption Price (as defined in the Company’s Amended and Restated Memorandum and Articles of Association, as in effect on the date hereof, without amendment or other modification hereafter) (the “Per Share Price”), and/or (B) in lieu of Subscribed Shares, and pursuant to Section 2 hereof, pre-funded warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”), each to purchase one share of Common Stock (collectively, the “Pre-Funded Warrant Shares”), with an exercise price equal to $0.0001 per Pre-Funded Warrant (the “Exercise Price”), at a purchase price per Pre-Funded Warrant equal to the Purchase Price less the Exercise Price as set forth opposite such Subscriber’s name on the signature page hereto. The aggregate purchase price of the Subscribed Shares and the Pre-Funded Warrants shall be as set forth opposite such on Subscriber’s name on the signature page hereto next to the heading “Purchase Price”;

Whereas, the Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and

Whereas, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement with certain other investors (the “Other Subscribers”) pursuant to which each such Other Subscriber has agreed to purchase shares of Common Stock and/or Pre-Funded Warrants at the Closing (as defined below) at the same Per Share Price or Pre-Funded Warrant Purchase Price, as applicable, and otherwise on the same economic terms as the Subscriber.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Agreement

1. Subscription; No Fractional Shares. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber, severally and not jointly with any Other Subscriber, hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, (i) the Subscribed Shares and/or (ii) if applicable pursuant to Section 2 hereof, the Pre-Funded Warrants (such subscription and issuance, the “Subscription”). If Subscriber elects to receive Pre-Funded Warrants in lieu of all or a portion of the Subscribed Shares (which election shall be indicated on Subscriber’s signature page hereto), the aggregate purchase price payable by Subscriber shall remain unchanged and (a) the number of Subscribed Shares shall be reduced by the number of shares of Common Stock underlying the Pre-Funded Warrants issued to Subscriber and (b) Subscriber shall be issued Pre-Funded Warrants exercisable for such number of shares of Common Stock as is specified on Subscriber’s signature page hereto. Subscriber and the Company acknowledge that, as a result of the Domestication, the Subscribed Shares will be shares of Common Stock (and the Pre-Funded Warrants will be exercisable for shares of Common Stock) of the Company as a Delaware corporation and will not be ordinary shares of the Company as a Cayman Islands exempted company. No fractional shares of Common Stock shall be issued pursuant to this Subscription Agreement. The number of Subscribed Shares (and, if applicable, shares issuable upon exercise of the Pre-Funded Warrants) issued at the Closing shall be rounded down to the nearest whole number of shares of Common Stock.

2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transactions (the “Closing Date”), following the Domestication and immediately prior to or substantially concurrently with the consummation of the Transactions and shall be conditioned upon the satisfaction or waiver of the conditions set forth in this Section 2. If Subscriber has elected to receive Pre-Funded Warrants in lieu of all or a portion of the Subscribed Shares, references in this Section 2 to the delivery and issuance of Subscribed Shares shall be construed to include (as applicable) the delivery and issuance of Pre-Funded Warrants and, upon exercise thereof, Pre-Funded Warrant Shares.

(b) At least twelve (12) Business Days (as defined below) before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) the wire instructions for delivery of the Purchase Price to an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice, (iii) the expected number of Subscribed Shares and (iv) if applicable, the expected number of Pre-Funded Warrants to be issued to Subscriber. No later than two (2) Business Days prior to the anticipated Closing Date as set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Shares (and, if applicable, the Pre-Funded Warrants) by wire transfer of United States dollars in immediately available funds to the Escrow Account and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares (and, if applicable, the Pre-Funded Warrants) to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares (and, if applicable, the Pre-Funded Warrants) are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 (and any required attachments thereto).The Purchase Price shall be held by the Escrow Agent in a segregated account for the benefit of Subscriber until released in accordance with this Subscription Agreement and shall not be commingled with the Company’s funds. The Company shall cause the escrow arrangements to require the Escrow Agent to return the Purchase Price directly to Subscriber in accordance with Sections 2(b) and 6, without any further consent or instruction from the Company. Upon the Closing, and only after the Escrow Agent has received written confirmation from the Company’s transfer agent that the Subscribed Shares have been issued to Subscriber (or its designated nominee) in book-entry form, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company, and no such funds shall be released prior to receipt of such confirmation. The escrow arrangement set out in this Section 2(b) shall be memorialized in an escrow agreement to be entered into by and among the Company, the Subscriber and the Escrow Agent (the “Escrow Agreement”), provided that (i) the Escrow Agreement shall be entered into as soon as practicable and in any event earlier than the Closing and (ii) all fees, costs and expenses of the Escrow Agent shall be borne solely by the Company. The Company shall deliver to Subscriber (i) at the Closing, (A) the Subscribed Shares, if any, in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (B) if applicable, Pre-Funded Warrants (substantially in the form attached hereto as Exhibit A) exercisable for the number of shares of Common Stock as set forth on Subscriber’s signature page hereto, and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form), if any, on and as of the Closing Date. As promptly as practicable after the Closing, the Company shall provide Subscriber updated book-entry statements from the Company’s transfer agent reflecting the change in name of the Company to occur in connection with the Closing. In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) instruct the Escrow Agent to return the Purchase Price to Subscriber in full, without deduction, withholding or offset, by wire transfer in immediately available funds to the account specified by Subscriber (or, if any portion of the Purchase Price was paid directly to the Company, the Company shall return such portion directly to Subscriber), and any book entries or Pre-Funded Warrants delivered shall be deemed cancelled, provided that any such cancellation shall be effected only in connection with the return of the Purchase Price to Subscriber. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth herein, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Escrow Account or to the Company, as applicable, in accordance with this Section 2 following the Company’s delivery to Subscriber of a new Closing Notice; provided, however, that following the initial return of the Purchase Price, Subscriber shall not be required to deliver the Purchase Price to the Escrow Account or the Company in advance of the Closing more than once without Subscriber’s prior written consent, and thereafter Subscriber shall only be required to fund the Purchase Price substantially concurrently with the consummation of the Transactions and against the simultaneous issuance and delivery of the Subscribed Shares to Subscriber, and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transactions. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or the Cayman Islands.

(c) Each of the Company and Subscriber acknowledges and agrees that the Placement Agents (as defined below) shall have no responsibility or liability whatsoever with respect to (i) any matters relating to the Escrow Account or the Escrow Agent, including any action taken or omitted to be taken by the Escrow Agent, (ii) the release, disbursement or return of funds in the Escrow Account, or (iii) the verification of any information provided by the Company, the Escrow Agent or any other person in connection with the Closing mechanics set forth in this Section 2.

(d) The Closing shall be subject to the satisfaction on the Closing Date, or written waiver by each of the parties hereto, of each of the following conditions:

(i) the Common Stock (including the Subscribed Shares and the Pre-Funded Warrant Shares) shall have been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”), and such approval shall remain in effect as of the Closing Date, subject only to official notice of issuance and no suspension of the qualification of the Common Stock for offering or sale or trading on Nasdaq and no initiation of any proceedings, or, to the knowledge of the Company, any threat in writing of proceedings, for any such purpose or delisting shall have occurred;

(ii) all conditions precedent to the closing of the Transactions set forth in the Business Combination Agreement, including all necessary approvals of the Company’s and Corxel’s shareholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived (other than those conditions which, by their nature, are to be satisfied only at the closing of the Transactions pursuant to the Business Combination Agreement), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing; and

(iii) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the Transactions or the Closing illegal or otherwise restraining, enjoining, or prohibiting the consummation of the Transactions or the Closing, and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(e) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or written waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations or warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations or warranties shall be true and correct in all respects) as of such earlier date, in each case without giving effect to the consummation of the Transactions; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not, or would not reasonably be likely to, prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

(f) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or written waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), in each case, without giving effect to the consummation of the Transactions;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Subscribed Shares or Pre-Funded Warrants) shall contain, or have been amended, modified or waived to provide, any terms or benefits more favorable to any Other Subscriber than those provided to Subscriber under this Subscription Agreement, unless Subscriber shall have been offered in writing substantially the same terms or benefits and, if accepted by Subscriber, such terms or benefits shall have been incorporated into this Subscription Agreement prior to the Closing (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) the Business Combination Agreement (as in effect on the date of this Subscription Agreement) shall not have been amended, modified or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as a subscriber for the Subscribed Shares or Pre-Funded Warrants pursuant to this Subscription Agreement) would reasonably expect to receive under this Subscription Agreement, without the prior written consent of Subscriber;

(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq and any stockholder approval required by the rules and regulations of Nasdaq) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares and the Pre-Funded Warrants, if any) required to be made in connection with the issuance and sale of the Subscribed Shares and the Pre-Funded Warrants, if any, shall have been obtained or made, except where the failure to so obtain or make would not reasonably be expected to prevent or materially impair the consummation of the Closing, including the issuance and sale of the Subscribed Shares and Pre-Funded Warrants, if any, to the Subscriber;

(v) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not, or would not reasonably be likely to, prevent, materially delay, or materially impact the ability of the Subscriber to consummate the Closing; and

(vi) there has not occurred any Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of this Subscription Agreement that is continuing.

(g) Prior to or at the Closing, Subscriber shall deliver or cause to be delivered to the Company all such other information as is reasonably requested and necessary in order for the Company to issue the Subscribed Shares and the Pre-Funded Warrants, if any, to Subscriber.

(h) Notwithstanding anything to the contrary contained in this Subscription Agreement, if, following the filing or issuance of the Disclosure Document (as defined below) pursuant to Section 10(w) hereof, Subscriber acquires ownership of the Company’s Class A ordinary shares (“Class A Ordinary Shares”) in the open market or in privately negotiated transactions with third parties (along with any related rights to redeem or convert such Class A Ordinary Shares in connection with any redemption conducted by the Company in accordance with the Company’s Amended and Restated Memorandum and Articles of Association in conjunction with the Closing (the “Redemption”)) prior to the extraordinary general meeting to approve the Transactions and Subscriber does not redeem or convert such Class A Ordinary Shares in connection with the Redemption (including revoking or reversing any previously submitted redemption demand or conversion elections made with respect to such Class A Ordinary Shares) (any such Class A Ordinary Shares, “Non-Redeemed Shares”), and Subscriber notifies the Company in writing at least five (5) Business Days prior to the anticipated Closing Date that it wishes to apply a specified number of such Non-Redeemed Shares to reduce the number of Subscribed Shares it is required to purchase hereunder (such number of Non-Redeemed Shares, the “Reduction Shares”), the number of Subscribed Shares for which Subscriber is obligated and has the right to purchase under this Subscription Agreement will be reduced by the number of Reduction Shares, and the portion of the Purchase Price payable for the Subscribed Shares shall accordingly be reduced by an amount equal to the product of the number of Reduction Shares and the Redemption Price; for clarity, any Pre-Funded Warrants elected by Subscriber shall remain subject to the Purchase Price applicable to such Pre-Funded Warrants; provided, that (i) promptly upon the Company’s request, Subscriber shall provide the Company with documentary evidence reasonably requested by the Company to evidence such Reduction Shares, (ii) Subscriber agrees that with respect to any such Reduction Shares, it will (A) not sell or otherwise transfer such Reduction Shares prior to the consummation of the Transactions and (B) to the extent it has the right to have any of its Reduction Shares redeemed for cash in connection with the consummation of the Transactions, not exercise any such redemption rights and (iii) the Company may reject any notice delivered pursuant to this Section 2(h) solely to the extent that the application of the Reduction Shares would cause a failure of any minimum cash or minimum proceeds condition set forth in the Business Combination Agreement, in which case the Company shall so notify Subscriber in writing within two (2) Business Days of receipt of Subscriber’s notice, specifying the basis for such rejection, and Subscriber shall remain obligated to purchase the number of Subscribed Shares necessary to satisfy such condition to the extent attributable to such Subscriber’s commitment hereunder; provided, further, that the Company shall exercise its discretion under this clause (iii) in a manner that does not favor or disfavor any Subscriber and, if the Company determines that not all Reduction Shares requested in timely and otherwise valid notices under this Section 2(h) may be applied without causing such a failure, the number of Reduction Shares permitted to be applied by each such Subscriber shall be reduced pro rata in proportion to the number of Reduction Shares requested by that Subscriber relative to the total number of Reduction Shares requested in all such notices.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber and the Placement Agents that:

(a) The Company (i) is duly incorporated, validly existing as a company and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Other Subscription Agreements, the Pre-Funded Warrants and the Business Combination Agreement (collectively, the “Transaction Documents”), and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on (i) the business, financial condition, or results of operations of the Company, (ii) the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and Pre-Funded Warrants, or (iii) the Company’s ability to consummate the Transactions.

(b) As of the Closing Date, (i) the Subscribed Shares, if any, and (ii) the Pre-Funded Warrants, if any, will be duly authorized and, when issued and delivered to Subscriber against payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable (in the case of the Subscribed Shares) or duly and validly authorized and binding obligations of the Company (in the case of the Pre-Funded Warrants), in each case free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable federal and state securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable federal and state securities laws), and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance of the Pre-Funded Warrants does not, and the exercise in full of the Pre-Funded Warrants and the issuance and delivery of the Pre-Funded Warrant Shares thereupon will not, (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any person (other than Subscriber) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights or (b) result in any adjustment (automatic, at the election of any person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company.

(c) Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by the applicable counterparties, each Transaction Document shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(d) The execution and delivery of the Transaction Documents, the performance by the Company of its obligations under this Subscription Agreement, the issuance and sale of the Subscribed Shares, if any, the issuance and sale of the Pre-Funded Warrants, if any, the issuance and delivery of the Pre-Funded Warrant Shares upon exercise in full of the Pre-Funded Warrants, if any, and the compliance by the Company with all of the provisions of this Subscription Agreement, the Pre-Funded Warrants and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) assuming the accuracy of the representations and warranties of Subscriber in Section 4, any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity or enforceability of the Subscribed Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, or the ability or legal authority of the Company to comply in all material respects with this Subscription Agreement and the Pre-Funded Warrants (if any).

(e) Assuming the accuracy of the representations and warranties of Subscriber in Section 4, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares or the Pre-Funded Warrants), other than (i) filings required by applicable federal and state securities laws, (ii) the filing of the Registration Statement (as defined below) with the Commission pursuant to Section 5 below, (iii) those required by Nasdaq, including with respect to obtaining shareholder approval, (iv) those required to consummate the Transactions as provided under the Business Combination Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, in connection with the Transactions, and (vi) those of which the failure to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Except for such matters as have not had or would not be reasonably expected to have a Company Material Adverse Effect, there is no (i) suit, action, claim or other proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares or the Pre-Funded Warrants by the Company to Subscriber, and, assuming the continued accuracy of such representations and warranties at the time of exercise, no registration under the Securities Act is required for the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subscribed Shares or Pre-Funded Warrants. The Subscribed Shares and Pre-Funded Warrants are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) under the Securities Act in connection with the offer and sale by the Company of the Subscribed Shares and Pre-Funded Warrants as contemplated hereby or (ii) cause the offering of the Subscribed Shares and Pre-Funded Warrants pursuant to this Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act. Neither the Company nor any person acting on its behalf (other than the Placement Agents and any persons acting on their behalf in such capacity, as to whom the Company makes no representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares or the Pre-Funded Warrants, as contemplated hereby, to the registration provisions of the Securities Act.

(i) Except for Leerink Partners LLC, Evercore Group L.L.C., Guggenheim Securities, LLC, Cantor Fitzgerald & Co., LifeSci Capital LLC, and any additional placement agents engaged by the Company or Corxel (collectively, the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares or Pre-Funded Warrants to Subscriber. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agents.

(j) (i) As of their respective dates, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment, which shall be deemed to supersede such original filing, each report, form, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder as in effect as of the time of filing; (ii) none of the SEC Reports, when filed, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the financial statements of the Company included in the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly presented in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments; (iv) the Company has filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of securities with the Commission through the date of this Subscription Agreement; and (v) there are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. A copy of each SEC Report is available to Subscriber via the Commission’s EDGAR system.

(k) As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 1,000,000 preference shares (“Cayman Preferred Shares”), 200,000,000 Class A ordinary shares (“Cayman Class A Shares”), and 20,000,000 Class B ordinary shares (the “Cayman Class B Shares”), each par value $0.0001 per share. As of the date of this Subscription Agreement, (i) no Cayman Preferred Shares are issued and outstanding, (ii) 7,800,000 Cayman Class A Shares are issued and outstanding, and (iii) 1,875,000 Cayman Class B Shares are issued and outstanding (the securities described in clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable law, including federal and state securities laws, and all requirements set forth in (1) the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time (the “Company Constitutional Documents”), and (2) any other applicable contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable law, the Company Constitutional Documents or any contract to which the Company is a party or otherwise bound. Except as set forth above and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Company Securities or other equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than the subsidiaries formed to consummate the Transactions, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as contemplated by or otherwise disclosed under the Business Combination Agreement and the other agreements and arrangements referred to therein.

(l) There are no securities issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares or the Common Stock to be issued pursuant to the Other Subscription Agreements, the issuance of the Pre-Funded Warrants, the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, or securities to be issued pursuant to the Business Combination Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(m) The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law or regulation, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(n) The Company and its affiliates have not entered into any side letter or similar agreement or understanding (written or oral) with any Other Subscriber relating to or modifying such Other Subscriber’s Other Subscription Agreement, or otherwise entered into in connection with the Transactions or such Other Subscriber’s purchase of securities pursuant thereto, that provides such Other Subscriber with terms or benefits more favorable than those provided to Subscriber under this Subscription Agreement, other than terms that are offered to all subscribers (in their capacities as subscribers for the shares of the Company or the pre-funded warrants issued by the Company pursuant to such other Subscription Agreements). The Other Subscription Agreements reflect (i) the same Per Share Price and (ii) terms and benefits that are no more favorable to such Other Subscriber than the terms of this Subscription Agreement, other than terms that are offered to all subscribers (in their capacities as subscribers for the shares of the Company or the pre-funded warrants issued by the Company pursuant to such other Subscription Agreements).

(o) The Company is not, and immediately after receipt of payment for the Subscribed Shares and Pre-Funded Warrants of the Company and consummation of the Transactions, will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) The issued and outstanding Cayman Class A Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission to prohibit or terminate the listing of the Cayman Class A Shares or, when registered and issued in connection with the Domestication, the Common Stock, or to deregister the Cayman Class A Shares of the Company under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Cayman Class A Shares under the Exchange Act other than in connection with the Domestication and subsequent registration under the Exchange Act of the Common Stock. Upon the consummation of the Transactions, the issued and outstanding Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and listed for trading on Nasdaq, subject only to official notice thereof.

(q) The Company acknowledges that there have been no, and in issuing the Subscribed Shares and Pre-Funded Warrants the Company is not relying on any, representations, warranties, covenants and agreements made to the Company by Subscriber, any of its officers, directors, trustees, investment adviser or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.

(r) There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined). The Company has not (i) been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws or (iii) received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(s) The Company and its representatives currently and for the five years prior to the date hereof have been in compliance with Anti-Corruption Laws and applicable laws related to (i) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (ii) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries (collectively, “Anti-Money Laundering Laws”), (iii) anti-boycott regulations, as administered by the U.S. Department of Commerce, and (iv) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(t) Neither the Company nor its subsidiaries nor any of their respective directors, officers or employees, nor, to the knowledge of the Company, any agent or representative of the Company (acting on behalf of the Company), is or is acting under the direction of, on behalf of or for the benefit of a person that is (i) the subject or target of economic or financial sanctions, trade embargoes or restrictions administered, enacted or enforced by any governmental authority (collectively, “Sanctions”); (ii) designated on any Sanctions or similar lists administered by a governmental authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant governmental authority, as amended from time to time, or any person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (iii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions, including, as of the date of this Subscription Agreement, Crimea, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria (prior to July 1, 2025); or (iv) an officer or employee of any governmental authority or public international organization, or an officer of a political party or candidate for political office. Neither the Company nor, to the knowledge of the Company, any representative of the Company (acting on behalf of the Company), (A) has participated in any transaction involving a Prohibited Party, or a person who is the target of any Sanctions, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive Sanctions, (B) to the knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any Export Control Laws, or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(u) Neither the Company nor any of its subsidiaries has and, to its knowledge, no one acting on its or their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Subscribed Shares or Pre-Funded Warrants, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Subscribed Shares or Pre-Funded Warrants, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clause (i), stabilizing transactions by the underwriters of the Company’s initial public offering, and, in the case of clauses (ii) and (iii), compensation paid to the Placement Agents in connection with the placement of the Subscribed Shares, the Pre-Funded Warrants and the deferred underwriting commissions Leerink Partners LLC will receive in connection with the Company’s IPO.

(v) The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the “Code”), a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(w) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any court, governmental authority or arbitrator outstanding against the Company.

(x) When the Subscribed Shares and Pre-Funded Warrants are issued pursuant to this Subscription Agreement, and any Pre-Funded Warrant Shares are issued upon exercise of the Pre-Funded Warrants, the Common Stock will be eligible for clearing through The Depository Trust Company (the “DTC”) through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company will be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s transfer agent will be a participant in DTC’s Fast Automated Securities Transfer Program.

(y) Pursuant to 31 CFR part 850, which implements Executive Order 14105 of August 9, 2023, “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” and is administered by the Office of Investment Security, U.S. Department of the Treasury, the Company represents and warrants that it is not: (i) a “covered foreign person” within the meaning of 31 CFR § 850.209; or (ii) engaging in, or planning to engage in, a “covered activity” within the meaning of 31 CFR § 850.208.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agents, as of the date hereof and as of the Closing Date, that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Subscribed Shares and any Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares and Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable.

(d) Subscriber (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or (c) an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act), satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable, only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable, as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, an institutional accredited investor, or an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act) satisfying the requirements set forth on Annex A and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable, with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto), (iv) is an “institutional account” as defined by FINRA Rule 4512(c) and (v) is an “institutional investor” as defined in FINRA Rule 2111, to the extent applicable. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable, unless such newly formed entity is an entity in which all of the equity owners are accredited investors. Subscriber is aware that the Company is not relying specifically on the safe harbor from the registration requirements of the Securities Act provided by Regulation D under the Securities Act, and the Company will not file a Form D under the Securities Act with respect to the offer and sale of the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable. Subscriber acknowledges that the sale of the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), as applicable, to Subscriber is intended to be made in reliance on the exemption from filing under FINRA Rule 5123(b)(1).

(e) Subscriber acknowledges and agrees that (A) the Subscribed Shares and, if applicable, the Pre-Funded Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that (B) the offer and sale of the Subscribed Shares and, if applicable, the Pre-Funded Warrants and Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) have not been registered under the Securities Act and that the Company is not required to register the offer and sale of the Subscribed Shares, the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) except as set forth in Section 5 of this Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Shares and, if applicable, the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) will be “restricted securities” within the meaning of the Securities Act and may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of the cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book-entry statements or instruments representing the Subscribed Shares, the Pre-Funded Warrants (as applicable) or Pre-Funded Warrant Shares (upon exercise of any Pre-Funded Warrants) shall contain the restrictive legend set forth in Section 4(u). Subscriber acknowledges and agrees that the Subscribed Shares and if applicable, the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily resell, transfer, offer, pledge or otherwise dispose of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) and may be required to bear the financial risk of an investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), absent a change in law, receipt of regulatory no-action relief or an exemption, until at least one year from the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants).

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, Corxel, the Placement Agents, any of their respective affiliates or control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement, provided that nothing herein shall limit any claim for fraud or intentional misrepresentation. Subscriber acknowledges that certain information provided to the Subscriber by the Company on behalf of, and regarding, Corxel was based on projections prepared by Corxel, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber further acknowledges that certain financial information (whether historical, audited, unaudited or otherwise, or in the form of projections) was prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. Subscriber further acknowledges that no disclosure or offering document has been prepared or reviewed by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), and the Placement Agents and their respective affiliates and any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents and their respective affiliates have made no independent investigation with respect to the Company, Merger Sub, Corxel, the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), the Subscription or the Transactions or the accuracy, completeness or adequacy of any information supplied to the Placement Agents by the Company, Merger Sub or Corxel. Subscriber acknowledges that in connection with the issuance and sale of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), no Placement Agent has acted as a financial advisor or fiduciary to any Subscriber. None of the Placement Agents or any of their respective directors, officers, employees, partners, agents, representatives or controlling persons has made any independent investigation with respect to the Company, Corxel, Merger Sub, the Subscribed Shares or the Pre-Funded Warrants or the completeness or accuracy of any information provided to the Subscriber. Subscriber acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) or as to the other matters referred to herein. Subscriber agrees that none of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares, the purchase of the Pre-Funded Warrants or the receipt of Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, except to the extent resulting from such person’s fraud, willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction. Subscriber further acknowledges that Subscriber has not relied upon the Placement Agents in connection with Subscriber’s due diligence review of the offering of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of the Pre-Funded Warrants) and of the Company, Corxel and Merger Sub. In making its decision to purchase the Subscribed Shares, or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), Subscriber has relied upon its independent investigation and the express representations, warranties, covenants and agreements of the Company contained in this Subscription Agreement, without limiting any claim for fraud or intentional misrepresentation. Subscriber acknowledges and agrees that Subscriber has received or had access to, and had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), including with respect to the Company and the Transactions (including Corxel and its subsidiaries (collectively, the “Acquired Companies”)), and made its own assessment and is satisfied concerning the relevant financial, tax, and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants). Without limiting the generality of the foregoing, Subscriber acknowledges that it has had an opportunity to review the Company’s SEC Reports. Subscriber acknowledges and agrees that the Placement Agents and any of their respective affiliates (i) have not provided Subscriber with any information or advice with respect to the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) nor is such information or advice necessary or desired; (ii) have not made and will not make any representation, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Subscription, the Transactions, the Company, the Acquired Companies, the quality or value of the Subscribed Shares, or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) any of the documents furnished pursuant therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or the business, condition (financial and otherwise), management, operations, properties or prospects of, or any other matter concerning, the Company, Corxel, Merger Sub, the Subscription or the Transactions; (iii) may have acquired non-public information with respect to the Company or the Acquired Companies which Subscriber acknowledges may not have been provided to it, subject to applicable law and without limiting any claim for fraud or intentional misrepresentation; and (iv) may have existing or future business relationships with the Company, Corxel and Merger Sub (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom. The Subscriber further acknowledges and agrees that the Company’s affiliates and/or Placement Agents and/or their respective affiliates may now or in the future own securities of the Company and may purchase securities in connection with the Transactions.

(g) Subscriber became aware of this offering of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) solely by means of direct contact between Subscriber and the Company and/or Corxel, or their respective representatives or affiliates, or by means of contact from the Placement Agents, and the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) were offered to Subscriber solely by direct contact between Subscriber and the Company and/or Corxel, or their respective affiliates, or between Subscriber and the Placement Agents. Subscriber did not become aware of this offering of the Subscribed Shares, or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) nor were the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) (i) were not offered by any form of general advertising or, to the Subscriber’s knowledge, general solicitation, including methods described in section 502(c) of Regulation D and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Subscriber acknowledges and agrees that (a) it has been informed that, in connection with the Transactions, (i) each of Leerink Partners LLC, Evercore Group L.L.C., Guggenheim Securities, LLC, Cantor Fitzgerald & Co., and LifeSci Capital LLC is acting as a Placement Agent in connection with the Subscription, (ii) one or more of the Placement Agents and/or their respective affiliates may have existing or future business relationships with the Company or Corxel (including, but not limited to, lending, depository, risk management, advisory and banking relationships), and may now or in the future own securities of the Company and may purchase securities in connection with the Transactions and (iii) any additional placement agents engaged by the Company or Corxel in connection with the Subscription may act as placement agents or advisors to the Company or Corxel after the date of this Subscription Agreement, (b) the Placement Agents are not acting as an underwriter or in any other capacity in connection with the Subscription and (c) Leerink Partners LLC will receive deferred underwriting commissions in connection with the Company’s IPO (as defined below). Subscriber waives and releases any claim, other than any claims arising from fraud, willful misconduct or gross negligence, that it or its affiliates may have against any Placement Agent and its affiliates and any control persons, officers, directors, employees, partners, agents or representatives of that Placement Agent and its affiliates with respect to any actual or perceived conflict of interest that may arise from such Placement Agent’s engagements as indicated in the immediately preceding sentence, in the context of such Placement Agent’s engagement by the Company as its placement agent or lead capital markets advisor in connection with the Subscription. The Company is solely responsible for paying any fees or other commission owed to the Placement Agents in connection with the Subscription or the Transactions.

(i) Subscriber acknowledges that (i) the Company, Corxel, the Placement Agents and their respective representatives may possess or hereafter come into possession of information regarding the Company or Corxel that is material and non-public and that is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement and to purchase the Subscribed Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii) none of the Company, Corxel or the Placement Agents shall have any liability to Subscriber, and Subscriber hereby waives and releases, to the maximum extent permitted by law, any claim it may have against the Company, Corxel or the Placement Agents, with respect to the nondisclosure of the Excluded Information; provided that nothing in this Section 4(i) shall waive or limit any claim arising from fraud, intentional misrepresentation, a breach of any express representation, warranty, covenant or agreement in this Subscription Agreement, or a violation of applicable securities laws, or relieve any person of a disclosure obligation imposed by applicable law.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), including those set forth in the SEC Reports. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), and Subscriber has had an opportunity to seek, and has sought to the extent Subscriber deemed appropriate, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber is an institutional account as defined in FINRA Rule 4512(c), and/or is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) (A) is fully consistent with its financial needs, objectives and condition, (B) complies and is fully consistent with all investment policies, guidelines and other restrictions applicable to it, (C) has been duly authorized and approved by all necessary action on Subscriber’s part and (D) is a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants). Subscriber understands and acknowledges that it has been informed that the purchase and sale of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) hereunder meets the institutional customer exemption under FINRA Rule 2111(b).

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) and determined that the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss of its investment exists. Subscriber will not look to the Placement Agents for all or part of any such loss or losses that Subscriber may suffer, is able to sustain a complete loss on its investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants understands that liquidity may be limited until the Subscribed Shares or the Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) may be lawfully resold, subject to the Company’s obligations under Section 5.

(l) Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, the Placement Agents, Corxel, or any of their respective agents or affiliates has offered Subscriber any tax advice relating to Subscriber’s investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), or made any representations, warranties or guarantees, whether written or oral, regarding the tax consequences of Subscriber’s investment in the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants).

(m) Subscriber understands and agrees that no federal or state agency, securities commission or similar regulatory authority has passed upon or endorsed the merits of the offering of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) or made any findings or determination as to the fairness of this investment.

(n) Subscriber is not a Sanctioned Person (as defined below), and is not owned or controlled by or acting on behalf of a Sanctioned Person (in connection with this Subscription Agreement). None of Subscriber’s officers, directors, managers, managing members, general partners or any other person acting in a similar capacity on its behalf in connection with this Subscription Agreement is, a Sanctioned Person (as defined below). For purposes of the foregoing representation, no limited partner of any discretionary investment fund that is Subscriber or a direct or indirect shareholder of Subscriber shall be deemed to own Subscriber solely by reason of its limited partnership interest, so long as such limited partner has no right to direct or control, and does not in fact direct or control, the investment or other business decisions of Subscriber or such fund; provided that the foregoing shall not apply, and such limited partner shall be deemed to own Subscriber, to the extent such limited partner, together with any other Sanctioned Persons and their respective affiliates, holds, directly or indirectly, a 50% or greater interest in Subscriber or such fund, or otherwise would cause Subscriber or such fund to be treated as a Sanctioned Person or blocked person under applicable Sanctions. Subscriber is not a non-U.S. shell bank and does not provide banking services to a non-U.S. shell bank. Subscriber represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law, it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Prohibited Parties. Subscriber further represents and warrants that, to the extent required by applicable law, the Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) were legally derived. For purposes of this Subscription Agreement, “Sanctioned Person” means at any time any person or entity that is: (i) the subject or target of Sanctions, (ii) a Prohibited Party; or (iii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions, including, as of the date of this Subscription Agreement, Crimea, the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria (prior to July 1, 2025).

(o) Subscriber, together with any of its affiliates holding the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) or other securities of the Company, is not currently (and at all times through Closing will refrain from being or becoming, as a result of arrangements entered into by Subscriber in connection with the Transactions) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Corxel (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a “group” consisting of Subscriber and any such affiliates and persons controlling Subscriber and any such affiliates; provided that, for the avoidance of doubt, no “group” shall be deemed to exist for purposes of this representation by virtue of any agreement or arrangement entered into in connection with the Transactions among Subscriber or any of its affiliates, on the one hand, and Corxel or any direct or indirect parent entity or equityholder of Corxel, on the other hand, that is contemplated by the Business Combination Agreement or the agreements referenced therein.

(p) During the period commencing as of the time that Subscriber was first contacted by the Company, a Placement Agent or any other person regarding the transactions contemplated by this Subscription Agreement and ending immediately prior to the execution of this Subscription Agreement, Subscriber has not entered into any short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth in the first sentence of this subsection shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants).

(q) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) by Subscriber hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company at the Closing, in each case solely as a result of the purchase by Subscriber of Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) hereunder.

(r) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company nor any of its affiliates (the “Transaction Parties”) has been relied on as the Plan’s fiduciary, or has been relied on by Subscriber for advice, with respect to its decision to acquire and hold the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) and (ii) the acquisition and holding of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(s) Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(t) No broker or finder has acted on behalf of Subscriber in connection with the sale of the Subscribed Shares or the Pre-Funded Warrants or Pre-Funded Warrant Shares (upon exercise of Pre-Funded Warrants) pursuant to this Subscription Agreement in such a way as to create any liability on the Company.

(u) Subscriber acknowledges and agrees that the certificate or book entry position representing the Subscribed Shares, and any instrument representing the Pre-Funded Warrants or book entry position representing the Pre-Funded Warrant Shares (upon exercise of any Pre-Funded Warrants), will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF THE CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

5. Registration Rights.

(a) The Company shall submit or file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares (collectively, the “Registrable Securities”) and naming the Subscriber as a selling stockholder thereunder (the “Registration Statement”) no later than forty-five (45) calendar days after the Closing (such deadline the “Filing Deadline”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the earlier of (A) the filing of the Registration Statement and (B) the Filing Deadline, and (ii) the 7th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such deadline the “Effectiveness Deadline”), provided, that if the Filing Deadline or Effectiveness Deadline falls on Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline or Effectiveness Deadline, as the case may be, shall be extended to the next business day on which the Commission is open for business, provided, further, however, that the Company’s obligations to include Subscriber’s Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing to the Company a completed questionnaire in customary form that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) (collectively, the “Subscriber Information”) as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary for a selling stockholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Any failure by the Company to file the Registration Statement by the Filing Deadline or to cause such Registration Statement to become effective by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file the Registration Statement or cause it to become effective as set forth above in this Section 5. Upon notification by the Commission that any Registration Statement has been declared effective by the Commission, and within two (2) Business Days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. Upon any transfer of Registrable Securities by Subscriber to a person to whom the rights under this Section 5 have been assigned in accordance with Section 10(g) (including any distribution in kind by Subscriber to its equity holders), the Company shall, within ten (10) Business Days after receipt of notice thereof and such transferee’s Subscriber Information, file a prospectus supplement naming such transferee as a selling stockholder under the Registration Statement.

(b) The Company will provide a copy of such portions of the draft of the Registration Statement that include Subscriber Information to Subscriber for review and comment at least two (2) business days in advance of filing the Registration Statement, provided that, the Company shall consider in good faith any comments on Subscriber information reasonably provided by Subscriber before filing and shall not include any Subscriber Information that Subscriber has identified in writing as materially inaccurate and, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. With respect to the Subscriber Information, the Company shall request such information at least five (5) Business Days prior to the anticipated initial filing date of the Registration Statement.

(c) In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement, it being understood that such withdrawal shall not relieve the Company of its obligation to register for resale the Registrable Securities held by the Subscriber at a later date.

(d) The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to, at its expense, cause such Registration Statement to remain effective with respect to Subscriber, keep any qualification, exemption or compliance under state securities laws which the Company determines to obtain continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) three years from the issuance of the Subscribed Shares and Pre-Funded Warrants, as applicable, (ii) the date on which all of the Registrable Securities shall have been sold, or (iii) the first date on which the undersigned can sell all of its Registrable Securities (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144; provided, that the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material non-public information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions, for more than sixty (60) consecutive calendar days or for more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) (A) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or (B) that, as a result of a Suspension Event, the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will promptly discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or any other applicable exemption to the registration requirements under the Securities Act) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality). If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion, destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary herein, the Company shall use its commercially reasonable efforts to cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Subscriber in connection with any sale of Registrable Securities with respect to which the Subscriber has entered into a contract for sale, prior to the Subscriber’s receipt of the notice of a Suspension Event and for which the Subscriber has not yet settled.

(e) If the Commission prevents the Company from including any or all of the securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by Subscriber, or any other shares of Common Stock by any Other Subscribers or shares of Common Stock by any other selling stockholder named in the Registration Statement, the Company will promptly notify Subscriber of such event, and such Registration Statement shall register for resale such number of shares of Common Stock which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of shares of Common Stock to be registered for Subscriber, such Other Subscriber or other selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders (or as otherwise directed by the Commission) and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall use commercially reasonable efforts to amend the Registration Statement or file with the Commission and cause to be declared effective, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Securities (as defined below) that were not registered on the initial Registration Statement, as so amended and to cause such amendment or Registration Statement to become effective as promptly as practicable. Any such amended or new registration statement(s) shall be deemed to be a “Registration Statement” and all provisions of Section 5 shall apply with respect thereto.

(f) In the case of a registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. The Company shall advise Subscriber as promptly as practicable, but in no event later than five (5) Business Days following the applicable event or on such earlier date as indicated:

(i) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information with respect to the Subscriber;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose within two (2) Business Days of the Company’s notice of such event;

(iv) within two (2) Business Days of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in clauses (i) through (v) above may constitute material, non-public information regarding the Company.

(g) The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(h) Except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Subscription Agreement, the Company shall use its commercially reasonable efforts to prepare, as soon as reasonably practicable, a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company shall use its commercially reasonable efforts to cause all Subscribed Shares and Pre-Funded Warrant Shares to be listed on each securities exchange or market, if any, on which the Common Stock has been listed.

(j) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares required hereby and to provide all customary and reasonable cooperation necessary to enable Subscriber to resell the Registrable Securities pursuant to the Registration Statement or Rule 144, including timely providing customary transfer agent instructions and any reasonably required legal opinions at the Company’s expense when the applicable resale requirements have been satisfied.

(k) For purposes of this Section 5, “Subscribed Shares” shall be deemed to include, as of any date of determination, the Subscribed Shares and any equity security issued or issuable with respect to such Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, “Pre-Funded Warrants” shall be deemed to include, as of any date of determination, the Pre-Funded Warrant Shares and any equity security issued or issuable with respect to such Pre-Funded Warrant Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, “Subscriber” shall mean the Subscriber or any affiliate of the Subscriber or other person to whom the rights under this Section 5 shall have been assigned, and “Registrable Securities” shall mean the Subscribed Shares and Pre-Funded Warrants (each as expanded by the first sentence of this Section 5(k)) held by Subscriber or any permitted assignee of the rights under this Section 5. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (y) such securities shall have been Transferred pursuant to Rule 144 or (z) such securities shall have ceased to be outstanding.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (in each case, except for those provisions expressly contemplated to survive such termination), upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; (c) if, on the Closing Date of the Transactions, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing; or (d) if the Closing has not occurred by the Termination Date (as so defined in the Business Combination Agreement as of the date hereof) (the “Outside Closing Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Notwithstanding anything to the contrary in this Subscription Agreement, the provisions of Section 7, Section 10(e), Section 10(k), Section 10(m), Section 10(n), Section 10(t), and Section 10(u), and this Section 6, shall survive any termination of this Subscription Agreement and shall remain in full force and effect. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by Subscriber to the Company or the Escrow Agent in connection herewith shall be promptly (and in any event within two (2) Business Days after such termination) returned to Subscriber in full, without deduction, withholding or offset, by wire transfer of immediately available funds to an account designated by Subscriber, and the Company shall promptly take all actions necessary to cause the Escrow Agent to effect such return.

7. Trust Account Waiver. Subscriber hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated May 20, 2026, the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising as a result of, in connection with or relating in any way to this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), and (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 7 shall (x) be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account, or any monies held therein, by virtue of such Subscriber’s (i) record or beneficial ownership of Cayman Class A Shares acquired by means other than pursuant to this Subscription Agreement or (ii) redemption rights in connection with the Transactions with respect to any Cayman Class A Shares owned by such Subscriber or limit Subscriber’s right to distributions from the Trust Account in accordance with the Company Constitutional Documents in respect of the Cayman Class A Shares acquired by any means other than pursuant to this Subscription Agreement, (y) serve to limit or prohibit Subscriber’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief or (z) serve to limit or prohibit any claims that Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account.

8. Indemnity.

(a) To the extent Subscriber is named as a selling stockholder under any Registration Statement, the Company shall indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, trustees, officers, partners, members, managers, stockholders, affiliates, employees, advisers and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, charges, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that are caused by, based upon, arise out of or relate to (i) any untrue or alleged untrue statement of material fact contained in such Registration Statement, any prospectus included in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, or document incorporated therein by reference, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, Exchange Act, or any state securities laws or rule or regulation thereunder, in connection with the performance of its obligations under Section 5 of this Subscription Agreement, except insofar as, and only to the extent that, such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with Subscriber Information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein; provided that the Company shall not be relieved of liability to the extent it has modified such Subscriber Information or used it in a manner that renders the disclosure misleading.

(b) To the extent permitted by law, and in connection with any Registration Statement in which Subscriber is participating as a selling stockholder, Subscriber agrees, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, to indemnify and hold harmless the Company and its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, charges, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, any prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with any Subscriber Information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein, and not as a result of any modification or misleading use thereof by the Company; provided, however, that the indemnification contained in this Section 8 shall not apply to amounts paid in settlement of any such losses, charges, claims, damages, liabilities, costs and expenses if such settlement is effected without the consent of Subscriber. In no event shall the liability of Subscriber payable by way of indemnity or contribution under this Section 8(b) or under Section 8(e) be greater than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, purchased pursuant to this Subscription Agreement giving rise to such indemnification or contribution obligation.

(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, trustee, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, purchased pursuant to this Subscription Agreement. The indemnified parties are express third-party beneficiaries of this Section 8, entitled to enforce this Section 8 as if they were parties hereto.

(e) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, charges, claims, damages, liabilities, costs and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, charges, claims, damages, liabilities, costs and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by or on behalf of (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution by Subscriber pursuant to this Section 8(e) (together with any indemnity under Section 8(b)) shall be no greater than the amount of net proceeds received by such Subscriber from the sale of such Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, purchased pursuant to this Subscription Agreement giving rise to this obligation. Notwithstanding anything to the contrary herein, in no event will any party be liable to another party for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby; provided that this limitation shall not limit any indemnification or contribution obligation under this Section 8 in respect of amounts payable to third parties or any liability for fraud or intentional misrepresentation.

9. Company’s Covenants.

(a) At any time and from time to time in connection with a bona fide sale of Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, and broker, if applicable, in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, being sold and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). The Company shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and legend removal, and the Subscriber shall be responsible for its own fees or costs associated therewith (including its legal fees or costs of its legal counsel).

(b) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of the Company to the public without registration, the Company agrees, for so long as Subscriber holds Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, to:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and to the extent such filings are required pursuant to the applicable provisions of Rule 144.

(c) While the Registration Statement is effective, the Company shall cause its counsel, or counsel acceptable to the transfer agent, to issue to the transfer agent a legal opinion to allow the legend on the Registrable Securities to be removed upon a bona fide sale of such Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, pursuant to the plan of distribution set forth within any prospectus and pursuant to such effective Registration Statement in accordance with this Section 9. Upon request, the Company shall provide the Subscriber with contact information for the person responsible for the Company’s account at the transfer agent to facilitate transfers made pursuant to this Section 9. The Company shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance, and the Subscriber shall be responsible for its own fees or costs associated therewith (including its legal fees or costs of its legal counsel).

(d) As of the Closing Date, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants, if any.

(e) From the date of this Subscription Agreement through the Closing, the Company shall not enter into any Other Subscription Agreement, or any side letter or similar agreement or other written or oral arrangement or understanding with any Other Subscriber or prospective subscriber in the offering contemplated hereby, that includes terms (economic or otherwise) that are more favorable to such Other Subscriber or prospective subscriber than the terms of this Subscription Agreement (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons), unless Subscriber has been disclosed and offered substantially the same terms or benefits and, if accepted by Subscriber, such terms or benefits have been incorporated into this Subscription Agreement prior to the Closing. The Company shall not amend, modify or waive any other Subscription Agreement or related side letter or agreement to provide any such more favorable terms or benefits unless the foregoing requirements have been satisfied.

10. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by United States mail, having been sent by registered or certified mail, return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email, during normal business hours on a Business Day and otherwise as of the opening of the immediately following Business Day, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b) Subscriber acknowledges that the Company, the Placement Agents and, following the Closing Date, Corxel will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 10(b) shall not give the Company, Corxel or the Placement Agents any rights other than those expressly set forth in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that the purchase by Subscriber of Subscribed Shares and/or Pre-Funded Warrants (or Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants), as applicable, from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. The Company acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) Each of the Company, Corxel, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(d) Each of the Company and Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Subscriber agrees that none of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees, partners, agents or representatives, shall be liable to Subscriber (including in contract, tort, under federal or state securities laws or otherwise) for any Losses, or shall have any liability or obligation to Subscriber or any person claiming through Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares and Pre-Funded Warrants, as applicable, the negotiation hereof or the subject matter hereof, or the Transactions, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Subscribed Shares and Pre-Funded Warrants, as applicable, hereunder. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents in respect of any Losses related to the Transactions and the purchase and sale of Subscribed Shares and Pre-Funded Warrants, as applicable, hereunder. For purposes of this Subscription Agreement, “Losses” means any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any action or claim). Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or other forum which relates to, may arise out of, or is in connection with, the Transactions and the purchase and sale of the Subscribed Shares and Pre-Funded Warrants, as applicable, hereunder. This undertaking is given freely and after obtaining independent legal advice; provided, however, that nothing in this Section 10(e) shall release, waive, limit or otherwise impair any claim or liability arising from fraud, intentional misrepresentation, willful misconduct or gross negligence, or any right or remedy that cannot lawfully be waived, including under applicable federal or state securities laws. The Company likewise agrees, and shall cause Corxel to agree, that none of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees, partners, agents or representatives, (i) makes any representation or warranty, or has any responsibility, as to the validity, enforceability, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company or Corxel or (ii) shall be liable for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion, rights or powers conferred upon it. Each Placement Agent, its affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or other document or security delivered to any of them by or on behalf of the Company or Corxel.

(f) Subscriber hereby agrees that it shall not, nor shall any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly, offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind (other than pledges in the ordinary course of business as part of prime brokerage arrangements) directly with respect to the Subscribed Shares, the Pre-Funded Warrants or the Pre-Funded Warrant Shares during the period from the date of this Subscription Agreement through the Closing or the earlier termination of this Subscription Agreement. Notwithstanding anything to the contrary set forth herein, (i) nothing in this Section 10(f) shall prohibit any entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Subscription or that share an investment adviser with Subscriber from entering into any short sales or engaging in other hedging transactions; (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, this Section 10(f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares (or the Pre-Funded Warrants, as applicable) covered by this Subscription Agreement; (iii) nothing herein shall prohibit any sale (including the exercise of any redemption right) of securities of the Company (1) held by Subscriber, its affiliates or any person or entity acting on behalf of Subscriber or any of its affiliates prior to the execution of this Subscription Agreement or (2) purchased by Subscriber, its affiliates or any person or entity acting on behalf of Subscriber or any of its affiliates after the execution of the Subscription Agreement; or (iv) nothing herein shall prohibit ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Subscribed Shares or Pre-Funded Warrant Shares subscribed for or issuable hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares and Pre-Funded Warrants may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Shares or Pre-Funded Warrants shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Shares and Pre-Funded Warrants are not subject to any contractual lock up or prohibition on pledging, with the form of such acknowledgment subject to review and comment by the Company in all respects.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares or Pre-Funded Warrants, as applicable acquired hereunder, if any, and the registration rights set forth in Section 5 in connection with the transfer of any Subscribed Shares, Pre-Funded Warrants or Pre-Funded Warrant Shares (issuable upon exercise of the Pre-Funded Warrants)) may be transferred or assigned, subject to the provisions of the last sentence of this paragraph. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager/adviser who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that such affiliate or other person executes a joinder to this Subscription Agreement, such joinder to be in form and substance reasonably satisfactory to the Company, and no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless otherwise expressly agreed in writing by the Company.

(h) All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereunder shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(i) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and Pre-Funded Warrants and to register the Subscribed Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested to the extent reasonably available and to the extent consistent with Subscriber’s internal policies and procedures, provided that the Company agrees to keep such information confidential. Subscriber acknowledges that the Company may file a copy of the form of this Subscription Agreement and the form of Pre-Funded Warrant with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.

(j) Each Placement Agent is acting severally and not jointly, and no Placement Agent is the agent, partner or representative of any other Placement Agent.

(k) This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought. Additionally, no provision of this Subscription Agreement expressly grants rights to, or imposes obligations on, a Placement Agent may be amended, modified, supplemented, terminated or waived in a manner that materially and adversely affects such Placement Agent’s express rights or obligations without the prior written consent of such Placement Agent; provided that no such consent shall be required for any amendment, modification, supplement, termination or waiver solely between the Company and Subscriber that does not so affect such rights or obligations.

(l) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(m) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and shall not be for the benefit of, nor may any provision hereof be enforced by, any other person. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that (i) the Placement Agents shall be third-party beneficiaries of, and shall be entitled to enforce, the acknowledgments, representations, warranties, opinions, understandings, undertakings and covenants of the Company, Corxel and their respective counsel, and of Subscriber, in each case contained in this Subscription Agreement that reference the Placement Agents or that are expressed to be made to the Placement Agents, including Section 3, Section 4 and Section 10(e), and (ii) the persons specifically referenced in Section 5, Section 8, Section 10(b), Section 10(c), Section 10(e), Section 10(k) and this Section 10(m) shall be third-party beneficiaries as set forth therein.

(n) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Business Combination Agreement and (ii) immediate and irreparable harm or damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches or to restrain any violation or threatened violation of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in the Designated Courts pursuant to Section 10(t), this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement, and that the Placement Agents (as express third-party beneficiaries) shall be entitled to specifically enforce the provisions of this Subscription Agreement of which they are third-party beneficiaries, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 10(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(o) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(p) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(q) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in.pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(r) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(s) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(t) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereto in compliance with Section 10(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party; except with respect to the provisions of this Subscription Agreement for which the Placement Agents are express third-party beneficiaries.

(v) If any change in the Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, subdivision (including consolidation) or combination, exchange or readjustment of shares, or any share dividend, the number of Subscribed Shares issued to Subscriber (or Pre-Funded Warrants and Pre-Funded Warrant Shares, as the case may be) and the Per Share Price shall be appropriately adjusted to reflect such change.

(w) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements, the Business Combination Agreement, the transactions contemplated hereby and thereby, the Transactions and any other material, non-public information that the Company, Corxel or Corxel Pharmaceuticals Limited (“Parent”) has provided to Subscriber at any time prior to the filing of the Disclosure Document. The Company acknowledges that, upon the issuance or filing of the Disclosure Document, Subscriber and its affiliates will not be in possession of any material, non-public information received from the Company, Corxel or Parent or any of their respective officers, directors, employees or agents, in each case regardless of whether Subscriber and its affiliates is an existing investor in Corxel or Parent, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, Corxel, Parent, the Placement Agents, or any of their respective affiliates in connection with the Transactions. Except with the express written consent of Subscriber and unless prior thereto Subscriber shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, employees and agents, not to, provide Subscriber with any material, non-public information regarding the Company, Corxel, Parent or the Transactions from and after the filing of the Disclosure Document. The Company understands and confirms that the Subscriber and its affiliates, representatives and advisers will rely on the foregoing representations in effecting transactions in the securities of the Company. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not, and shall cause the Placement Agents, Corxel and Parent not to, (i) publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers, if applicable, in any press release, without the prior written consent of Subscriber and (ii) publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by federal securities laws, a regulatory agency or the regulations of Nasdaq and (B) as expressly contemplated by Section 5(a) of this Subscription Agreement, in each such case, the Company shall provide Subscriber with prior written notice of such disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Nothing in this Subscription Agreement shall require Subscriber or any of its affiliates to make any public disclosure, or any filing with or submission to the Commission or any other regulatory agency, self-regulatory organization or trading market, in connection with this Subscription Agreement or the Transactions, and the Company shall be solely responsible for preparing and making, at its sole cost, all disclosures and filings required of the Company, Corxel, Parent or any of their respective affiliates in connection with the Transactions. For the avoidance of doubt, the Company shall be solely responsible for obtaining any consent of Subscriber required pursuant to this Section 10(w) and for providing any prior written notice to and engaging in any consultation with Subscriber contemplated by this Section 10(w), including with respect to any disclosure by the Placement Agents. Notwithstanding the foregoing, nothing in this Section 10(w) shall prohibit any Placement Agent from disclosing the identity of Subscriber and the existence of this Subscription Agreement and the terms hereof (1) to its affiliates and their respective directors, officers, employees, partners and potential and existing co-investors, (2) to its and its affiliates’ legal, financial or tax advisers, auditors or other professional advisers, or (3) to any regulatory authority or self-regulatory organization having jurisdiction over such Placement Agent (including in connection with routine examinations), in each case on a confidential basis. Further, and for the avoidance of doubt, the disclosures described in clauses (1) through (3) above shall not be deemed to be “public” disclosures for purposes of this Section 10(w) and shall not require the prior consent of, or prior notice to, Subscriber.

(x) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares and Pre-Funded Warrants, as applicable, pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Corxel or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and the Other Subscribers a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and the Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares and Pre-Funded Warrants, as applicable, or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

In Witness Whereof, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Amanat Acquisition Corp

By:
Name:
Title:
Address for Notices:

c/o Amanat Acquisition Corp
153 Central Avenue C/O 56
Westfield, NJ
Attention: Nicholas Fernandez
E-mail: nfernandez@amanat.bio

With a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02110
Attention: Jocelyn Arel; Justin Anslow
E-mail: jarel@goodwinlaw.com; janslow@goodwinlaw.com

By:	[SUBSCRIBER]
Name:
Title:
Address for Notices:

Email:

Name in which Subscribed Shares and Pre-Funded Warrants are to be registered:

Price Per Subscribed Share:	$Redemption Price

Aggregate Purchase Price:	$___________________

Number of Subscribed Shares:	___________________

Pre-Funded Warrant Election (check if applicable):	☐ Subscriber elects to receive Pre-Funded Warrants in lieu of all or a portion of Subscribed Shares

Number of Pre-Funded Warrants:	___________________

Number of Pre-Funded Warrant Shares:	___________________

Purchase Price per Pre-Funded Warrant:	$ (i.e., Per Share Price less $0.0001 Warrant Exercise Price)

Warrant Exercise Price (per share):	$0.0001

[Signature Page to Subscription Agreement]

You must pay the Purchase Price for the Subscribed Shares and any Pre-Funded Warrants by wire transfer of United States dollars in immediately available funds to the Escrow Account specified by the Company in the Closing Notice.

Annex A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	Subscriber is subscribing for the Subscribed Shares and Pre-Funded Warrants, as applicable, as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

B.	ACCREDITED INVESTOR STATUS (Please check the applicable box)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(5) or (6) of Regulation D under the Securities Act).

**AND**

C.	FINRA STATUS (Please check all applicable boxes)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

☐	Subscriber is an “institutional investor” (institutional customer) as defined in FINRA Rule 2111.

**AND**

D.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or Corxel or acting on behalf of an affiliate of the Company or Corxel.

A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below-listed categories, or who the issuer reasonably believes comes within any of the below-listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the applicable provision(s) below pursuant to which Subscriber qualifies as an “accredited investor.”

☐	Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors.

This Annex should be completed by Subscriber and constitutes a part of the Subscription Agreement.

A-2

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

[See attached]

Ex A-1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER, TO A STOCKHOLDER, SHAREHOLDER, MEMBER OR PARTNER OF SUCH HOLDER IN A DISTRIBUTION IN KIND OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

FORM OF PIPE PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Number of Shares: [●]
(subject to adjustment)

Warrant No. [●]	Original Issue Date: [●], 20[ ]

[NEW PUBCO NAME], a Delaware corporation (formerly known as Amanat Acquisition Corp, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation) (the “Company”), hereby certifies that, pursuant to that certain Subscription Agreement, dated as of [●], 2026 (as amended, supplemented or otherwise modified from time to time, the “Subscription Agreement”), by and between the Company and [PIPE Investor], [PIPE Investor] or its registered assigns (the “Holder”) is entitled, subject to the terms of this Pre-Funded Warrant to Purchase Common Stock (this “Warrant”), to purchase from the Company up to [●] shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (each such share, a “Warrant Share” and collectively, the “Warrant Shares”), subject to adjustment as provided herein, at an exercise price of $0.0001 per Warrant Share (the “Exercise Price”). The aggregate exercise price of this Warrant, other than the Exercise Price, was pre-funded in full and no additional consideration (other than the Exercise Price) shall be payable by the Holder to effect any exercise of this Warrant. This Warrant is issued as of the Original Issue Date above (the “Original Issue Date”) as a portion of the consideration in connection with the private financing contemplated by the Subscription Agreement (the “PIPE Financing”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Subscription Agreement.

1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager, (iii) any Person acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage (as defined below).

Ex A-2

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.

“Subscription Agreement” has the meaning set forth in the introductory paragraph of this Warrant.

“Permitted Distribution” means any distribution or other transfer of all or any portion of this Warrant, without consideration, by any Person receiving all or any portion of this Warrant in such distribution or other transfer (“Distributee”) or other Holder to any of its Affiliates, to any investment fund, vehicle or account managed or advised by the same investment manager or adviser as such Distributee or other Holder (or by an Affiliate thereof) or to any of its or their direct or indirect equityholders (including shareholders, members and partners) in their capacities as such.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Stock Market.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

Ex A-3

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice (as defined below), which as of the Original Issue Date was “T+1.”

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.

2. Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Transfer and Assignment.

(a) Subject to applicable securities laws and the restrictions set forth in the Subscription Agreement and this Warrant, this Warrant and the rights evidenced hereby may be transferred or assigned, in whole or in part, by delivery to the Company or the Transfer Agent of a duly completed instrument of assignment substantially in the form attached as Schedule 2. No consent of the Company shall be required for any transfer or assignment of this Warrant, and no opinion of counsel or other deliverable shall be required for any Permitted Distribution.

(b) Upon a permitted transfer, the Company shall promptly register the transfer in the Warrant Register (and in any event within two Trading Days after receipt of the applicable instrument of assignment) and issue a new warrant to the transferee in substantially the form of this Warrant for the portion transferred and, if applicable, issue to the transferring Holder a new warrant for the untransferred balance, each of which shall be dated, and deemed issued as of, the Original Issue Date. The Company shall bear its administrative costs of any such issuance, but the transferring Holder shall be responsible for any transfer taxes arising from a transfer to a Person other than an Affiliate or in a Permitted Distribution.

(c) Any transferee accepting a Warrant shall be deemed to have accepted and agreed to the terms of this Warrant. Any registration rights with respect to the Warrant Shares shall be governed by the Subscription Agreement.

4. Exercise of Warrants.

(a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Original Issue Date, and such rights shall not expire until exercised in full.

(b) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. The Exercise Notice may be delivered by e-mail (including as a .pdf attachment) in accordance with Section 13, and no ink-original Exercise Notice, and no medallion guarantee or other guarantee or notarization of any Exercise Notice, shall be required. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

Ex A-4

(c) The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If (A) and (B) above are not true, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.

(b) In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two Trading Days after the Holder’s request, (x) at the Holder’s election in its sole discretion, either (1) reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored (in which case such exercise shall be deemed rescinded) or (2) promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a), and (y) pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

Ex A-5

(c) To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(a).

6. Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder, an Affiliate thereof or a transferee in a Permitted Distribution. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a new warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the new warrant.

8. Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant (without regard to any limitation on exercise set forth in Section 11), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company shall, at its expense, cause the Warrant Shares to be approved for listing on the Principal Trading Market (subject to official notice of issuance) no later than the Original Issue Date and shall maintain such listing for so long as the Common Stock is listed thereon. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock at any time while this Warrant is outstanding.

Ex A-6

9. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) is subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.

(b) Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Company Distribution”) then, in each such case, the Holder shall be entitled to participate in such Company Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Company Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Company Distribution; provided, that to the extent that the Holder’s right to participate in any such Company Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Company Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Company Distribution to such extent) and the portion of such Company Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Company Distribution (and any Company Distributions declared or made on such initial Company Distribution or on any subsequent Company Distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

Ex A-7

(c) Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights; provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation or (2) the Company shall offer the Holder the right upon exercise of such Purchase Right to acquire a security (e.g. a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(d) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Company Distributions or Purchase Rights then held in abeyance pursuant to Sections 9(b) or 9(c) above) without regard to any limitations on exercise contained herein (the “Alternate Consideration”) provided, however, that, for the avoidance of doubt, neither (A) the domestication of the Company from a Cayman Islands exempted company to a Delaware corporation in connection with the transactions contemplated by the Business Combination Agreement nor (B) the acquisition by the Company of Corxel Pharmaceuticals, Inc. pursuant to the business combination agreement entered into in connection with the Business Combination Agreement, shall constitute a Fundamental Transaction for purposes of this Warrant. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type.

Ex A-8

(e) Calculations. All calculations under this Section 9 shall be to the nearest share.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Transfer Agent.

(g) Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least 30 days prior to the date such Fundamental Transaction is consummated. To the extent that any notice provided hereunder constitutes, or contains, material non-public information regarding the Company, the Company shall publicly disclose such information (by press release or in a Current Report on Form 8-K) no later than the time such notice is delivered to the Holder, unless the Holder has agreed in writing in advance to receive such information on a confidential basis.

10. Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]
where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;

“A” equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Markets) as of the Trading Day on the date immediately preceding the Exercise Date; and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

Ex A-9

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise may be tacked on to the holding period of the Warrants being exercised, subject to applicable requirements of Rule 144. The Company shall not take any position contrary to the foregoing. Except as set forth in Section 5(b) (Buy-In Remedy) and Section 12 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.

11. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of the Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 9.99% (or, if so elected by the Holder by written notice to the Company delivered on or before the Original Issue Date or, in the case of any transferee, in the applicable instrument of assignment, 4.99%) (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise. In applying the foregoing limitation, Common Stock beneficially owned by the Holder and the Attribution Parties shall be aggregated regardless of whether such Common Stock was acquired in the PIPE Financing, received upon a distribution of merger consideration by Corxel Pharmaceuticals Limited or acquired otherwise, subject to the exclusions for securities with analogous exercise or conversion limitations expressly set forth below. For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall be solely responsible for determining whether, and to what extent, the limitation contained in this Section 11(a) applies; the submission of an Exercise Notice shall be deemed to be the Holder’s determination that the exercise thereunder complies with this Section 11(a); and the Company shall have no obligation to verify or confirm the accuracy of such determination. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Any Warrant Shares for which this Warrant is not exercised by reason of this Section 11 (including any Reduction Shares and Excess Shares) shall remain subject to this Warrant, this Warrant shall remain outstanding and exercisable with respect to such Warrant Shares in accordance with its terms, and no exercise or attempted exercise that is limited or deemed null and void by reason of this Section 11 shall cause this Warrant or any portion hereof to lapse, terminate or be cancelled. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company, (ii) any decrease in the Maximum Percentage will be effective immediately upon delivery of such notice to the Company, (iii) any such increase or decrease will apply only to the Holder delivering such notice and not to any other holder of a warrant issued upon transfer of all or any portion of this Warrant (whose Maximum Percentage shall be 9.99%, or such lower percentage as it elects under this Section 11(a), unless and until changed by it in accordance with this sentence) and (iv) no such change shall negatively affect any partial exercise effected prior to such change.

Ex A-10

(b) This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(d) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this Section 11 shall have any effect on the applicability of the provisions of this Section 11 with respect to any subsequent determination of exercisability. The provisions of this Section 11 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this Section 11 or any portion thereof which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 11 may not be waived or amended (whether pursuant to Section 15(d) or otherwise) other than by an increase or decrease of the Maximum Percentage effected in accordance with Section 11(a), and shall apply to a successor holder of this Warrant. Nothing in this Section 11 or in the definition of Attribution Parties shall constitute an admission by the Holder or any other Person that it is the beneficial owner of any securities held by any other Person or that it is a member of a Group with any other Person.

12. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in this Section 13 prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in this Section 13 on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery. Notices to the Company shall be addressed to [NEW PUBCO NAME], [address], Attention: [●], e-mail: [●] (with a copy, which shall not constitute notice, to [●]), or to such other address or e-mail address as the Company may specify by written notice to the Holder. Notices to the Holder shall be addressed to the address or e-mail address of the Holder set forth in the Warrant Register (or, if more recent, in the Holder’s most recent Exercise Notice or instrument of assignment), or to such other address or e-mail address as the Holder may specify by written notice to the Company.

14. Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

Ex A-11

15. Miscellaneous.

(a) No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c) Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d) Amendment and Waiver. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns. Except as otherwise provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e) Subscription Agreement; Other Agreements. This Warrant is issued pursuant to the Subscription Agreement. In the event of an irreconcilable conflict between this Warrant and the Subscription Agreement with respect to the initial number of Warrant Shares or the consideration payable for this Warrant, the Subscription Agreement shall control. Following issuance, the exercise mechanics and rights of the Holder under this Warrant shall be governed by this Warrant. Transfer restrictions and registration rights applicable to this Warrant or the Warrant Shares shall be governed by this Warrant and the Subscription Agreement.

Ex A-12

(f) Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT OR LACKS JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS WARRANT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g) Counterparts; Electronic Signatures. This Warrant and any amendment, assignment or exercise notice may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together constitute one instrument.

(h) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i) Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex A-13

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

[NEW PUBCO NAME]

By:
Name:
Title:

Ex A-14

Schedule 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase shares of Common Stock under the Warrant]

Ladies and Gentlemen:

(1) The undersigned is the Holder of Warrant No. __ (the “Warrant”) issued by [NEW PUBCO NAME], a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase _____ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 10 of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ _____ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. The Warrant Shares shall be delivered (check one):

☐	to the following DWAC Account Number: _______________________________

☐	in book-entry form via a direct registration system

☐	by physical delivery of a certificate to: ______________________________________________________ _______________________________________________________

☐	in restricted book-entry form in the Company’s share register

(6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder (i) if the Holder has elected a Cash Exercise, is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:
Name of Holder:
By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Sch I-1

Schedule 2

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of the Warrant]

FOR VALUE RECEIVED (or, in the case of a Permitted Distribution, without consideration), the undersigned hereby sells, assigns and transfers unto ______________________________________________ (the “Transferee”) the right represented by the within Pre-Funded Warrant to Purchase Common Stock (the “Warrant”) to purchase __________ shares of common stock, par value $0.0001 per share, of [NEW PUBCO NAME] (the “Company”), to which the within Warrant relates, and appoints ______________________________________________ as attorney-in-fact to transfer said right on the books of the Company with full power of substitution and re-substitution in the premises.

By accepting this assignment, the Transferee hereby (i) represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, (ii) acknowledges and agrees that it has reviewed the Warrant and accepts and agrees to all of the terms and conditions thereof, including without limitation the restrictions on transfer contained therein, and (iii) represents and warrants that the transfer complies with all applicable securities laws and the restrictions set forth in the Subscription Agreement and the Warrant.

[The Transferee elects a Maximum Percentage (as defined in the Warrant) of 4.99%.]

Dated: ______________

Name of Assignor: ______________________________________________

Signature of Assignor: ______________________________________________

Address of Assignor: ______________________________________________

______________________________________________

Name of Transferee: ______________________________________________

Address of Transferee: ______________________________________________

______________________________________________

Accepted and Agreed:

[TRANSFEREE NAME]

By:
Name:
Title:

(Signatures must conform in all respects to names as specified on the face of the Warrant and this Form of Assignment)

Sch II-1